UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2009

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Stewart Avenue, Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

(516) 228-6700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2009, Volt Information Sciences, Inc. (the “Company”) entered into Amendment No. 3 to its Amended and Restated Receivables Purchase Agreement to, among other things, reduce the maximum amount of trade receivables that may be purchased by a financial conduit that is an affiliate of PNC Bank pursuant to the program from $175 million to $150 million (the “Securitization Program Amendment”). A copy of the Company’s press release announcing the Securitization Program Amendment is attached to this Form 8-K as Exhibit 99.1 and the portion thereof dealing with the Securitization Program Amendment is incorporated herein by this reference.

The description set forth herein of the Securitization Program Amendment is qualified in its entirety by reference to the full and complete terms thereof included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning Amendment No. 3 to the Amended and Restated Receivables Purchase Agreement dated as of September 30, 2009, set forth in Item 1.01, is incorporated herein by this reference.

Item 8.01.	Other Events.

On October 6, 2009, the Company issued a press release concerning its previously announced accounting review.  A copy of the press release is attached as Exhibit 99.1 and the portion thereof dealing with the accounting review is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
10.1

Amendment No. 3 to the Amended and Restated Receivables Purchase Agreement dated as of September 30, 2009 among Volt Funding Corp., Volt Information Sciences, Inc., Market Street Funding LLC and PNC Bank, National Association (as Buyer Agent and Administrator).

	99.1	The Company’s press release dated October 6, 2009.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date:	October 6, 2009	By:	/s/ Jack Egan
Jack Egan, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
10.1

Amendment No. 3 to the Amended and Restated Receivables Purchase Agreement dated as of September 30, 2009 among Volt Funding Corp., Volt Information Sciences, Inc., Market Street Funding LLC and PNC Bank, National Association (as Buyer Agent and Administrator).

99.1	The Company’s press release dated October 6, 2009.

4